SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 31, 1998

                           THE NATIONAL REGISTRY INC.
              ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                         0-2027              95-4346070
----------------------------     -----------------------   ------------------
(State or other jurisdiction     (Commission File Number)    (IRS Employer
     of incorporation)                                     Identification No.)

             2502 ROCKY POINT DRIVE, SUITE 100, TAMPA, FLORIDA 33607
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (813) 636-0099


                                    No Change
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

                  Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                  Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

                  Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  Not applicable.

ITEM 5.  OTHER EVENTS

                    The attached exhibits are incorporated by reference herein, and the description set forth below is qualified in its entirety by reference to such exhibits.

                    On April 20, 1998, The National Registry Inc. (the
               "Company") received notification from the Nasdaq Stock Market, Inc. ("Nasdaq") that the Company was not in compliance with Rule 4310 (c) (2) ("Rule (c) (2)") that requires the Company to maintain (i) net tangible assets of $2 million; (ii) market capitalization of $35 million; or (iii) net income of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years. Nasdaq requested that the Company provide to Nasdaq a proposal for achieving compliance with Rule (c) (2) by May 4, 1998. On May 4, 1998, the Company delivered a proposal to Nasdaq outlining its plan for achieving such compliance. On May 29, 1998 the Company received notification from Nasdaq that the Company was still not in compliance with Rule (c) (2). Nasdaq has requested that the Company demonstrate compliance with Rule (c) (2) by June 22, 1998 in a publicly filed document with the Securities and Exchange Commission. Pursuant to such letter, the Company has attached its balance sheet as of May 31, 1998 and its statement of operations for the five months ended May 31, 1998. There is no assurance that Nasdaq will determine that the Company is in compliance with Rule (c) (2), that the Company will be in compliance with Rule
               (c)(2) in the future or that the Company's common stock, $.01 par value per share (the "Common Stock"), will not be delisted from the Nasdaq SmallCap Market (the "SmallCap Market"). If the Common Stock was delisted and excluded from trading on the SmallCap Market, it would adversely affect the prices of such securities and the ability of holders to sell them.

                    On February 27, 1998, the Company received notice from
               Nasdaq that the Common Stock was not in compliance with the minimum bid price requirement

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               of $1.00 set forth in Rule 4310(c) (4) ("Rule (c) (4)"). As a result, the Company was provided ninety calendar days, which expired May 28, 1998, in order to regain compliance with this standard by the Common Stock trading at or above the minimum requirement for at least 10 consecutive trading days. On May 27, 1998, a one-for-six reverse split became effective. On May 29, 1998, the Company received notice from Nasdaq that the Common Stock would be delisted from the SmallCap Market for non-compliance with the minimum bid price requirement effective the close of business on June 8, 1998, unless the Company requested a temporary exception to the new requirements by sending a hearing request to Nasdaq prior to the close of business on June 5, 1998. On June 2, 1998, the Company sent a letter to Nasdaq requesting a hearing which, pursuant to the above-referenced May 27, 1998 Nasdaq letter, stayed the delisting of the Common Stock. For the period beginning on May 27, 1998 and ending on June 11, 1998 (representing 12 consecutive trading days), based upon price information supplied by Nasdaq, the Common Stock traded above the minimum bid price requirement. There is no assurance that the Common Stock will be in compliance with Rule (c) (4) at any time or that the Common Stock will not be delisted from the SmallCap Market. If the Common Stock was delisted and excluded from trading on the SmallCap Market, it would adversely affect the prices of such securities and the ability of holders to sell them.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

               Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

              (a)  Not applicable.

              (b)  Not applicable.

              (c)  Exhibits

              The exhibits listed on the Exhibit Index on page 5 are filed as part of this Report.

ITEM 8.  CHANGE IN FISCAL YEAR

              Not applicable.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE NATIONAL REGISTRY INC.

Date: June 11, 1998

                                       By: /s/ JEFFREY P. ANTHONY
                                          ------------------------
                                           Jeffrey P. Anthony
                                           President and Chief Executive Officer

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                                  EXHIBIT INDEX


EXHIBIT                    DESCRIPTION
-------                    -----------

27        Financial Data Schedule (Electronic Filing Only)

99.1      Balance Sheet

99.2      Statement of Operations

99.3      Press Release dated June 12, 1998

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